United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2021

Puget Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

333-179212	01-0959140
Commission File Number	(I.R.S. Employer Identification No.)

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida	33432
(Address of Principal Executive Offices)	(Zip Code)

1 561 2108535
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward Looking Statements

This current report on Commission Form 8-K contains forward-looking information. Any statements contained in this document that are not statements of historical fact may be deemed to be forward-looking statements. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may”, “will”, “should”, “expects”, “anticipates”, “contemplates”, “estimates”, “believes”, “plans”, “projects”, “predicts”, “potential” or “continue” or the negative of these similar terms. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether the Registrant is able to manage its planned growth efficiently and operate profitably, (c) whether it is able to generate sufficient revenues or obtain financing to sustain and grow its operations, and (d) whether it is able to successfully fulfill its primary requirements for cash. The Registrant’s actual results may differ significantly from the results projected in the forward-looking statements. The Registrant assumes no obligation to update forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Agreement to Acquire Behavioral Centers of South Florida LLC

On August 23, 2021, the Registrant entered into a definitive acquisition and option agreement with Ms. Yipsi Martin (the “Acquisition Agreement” and “Ms. Martin”, respectively) pursuant to which it will, subject to appropriate due diligence investigations, acquire a 50% interest in Behavioral Centers of South Florida LLC, a Florida limited liability company (“BCSF”), with an option to acquire the remaining 50%, in which case BCSF would become a wholly owned subsidiary of the Registrant. The Registrant and Ms. Martin are hereinafter collectively referred to as the “Parties” and generically as a “Party”). The Acquisition Agreement is filed herewith as exhibit 10.01 and the following discussion relating thereto is qualified in its entirety by the information contained therein.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 2  (excluding exhibits)

As indicated in the Registrant’s current report on Form 8-K filed with the Commission on March 9, 2021, BCSF is a centralized community behavioral health center providing its clients/patients with mental health services ranging from psychiatry, individual therapy, psycho-social rehabilitation services and case management in clinics located in the Florida Counties of Dade and Broward and, in collaboration with Puget, plans to expand into Palm Beach County. It is currently organized under the laws of the State of Florida as a limited liability company but pursuant to the terms of the Acquisition Agreement, prior to the initial closing, it will convert into a Florida corporation as permitted under Section 607.11933, Florida Statutes. The Acquisition Agreement values BCSF at $5,000,000 reflecting the Parties’ belief as to the fair value of BCSF and consequently calls for an initial purchase of a 50% interest by the Registrant in exchange for $1,000,000 in cash and 750,000 shares of the Registrant’s Class B Convertible Preferred Stock valued by the Parties at $2.00 per share, with an option to acquire the remaining 50% (the “Option”) for an additional $1,000,000 in cash and $1,500,000 shares of the Registrant’s Class B Convertible Preferred Stock valued by the parties at the price to be paid therefore by investors to a limited offering of the Registrant’s securities in reliance on Rule 506(b) of Commission Regulation D (the “Limited Offering”). It is currently anticipated that the Limited Offering will involve 2,000,000 shares of the Registrant’s Class B Convertible Preferred Stock offered to Accredited Investors, as that term is defined in Rule 501 of Commission Regulation D and up to 35 qualified non-Accredited Investors, at an offering price of $5.00 per share for an aggregate of $10,000,000. Based on the foregoing, the equity portion of the option exercise price would be 300,000 shares. The difference in the price of the Class B Convertible Preferred Stock calculated by the Parties for the initial part of the proposed acquisition and the price to be paid investors in the Limited Offering is based on the fact that the $5.00 price reflects a company that will have assets, operations and profits theretofore lacking. However, such calculations are based on the perceptions of the Parties rather than on an objective valuation by an independent party. Closing on the initial stage of the acquisition will, subject to a successful due diligence investigation, take place following closing on the minimum offering of the proposed Limited Offering ($3,000,000) and closing on the Option would take place within ten days after the Parties have determined that acquisition of the remaining 50% interest in BCSF by the Registrant would satisfy all applicant regulatory and contractual requirements involving a change in control of BCSF, unless within such ten day period, the Registrant notifies Ms. Martin in writing of its intent not to exercise the Option. In the event that the Option was not exercised, BCSF would be operated as an equal joint venture among the Parties. In either case, the Registrant believes that as a result of the acquisition it will no longer be classified as a shell for purposes of applicable securities laws. Assuming the option is exercised, then, in addition to the shares of Class B Convertible Preferred Stock issued in conjunction with the acquisition, the Registrant would reserve shares of its Common Stock (the “Performance Shares”) for potential future issuance to BCSF for redistribution among its employees based on their contributions to development of BCSF’s Business, in annual installments as follows:

1.	The total number of Performance Shares would be based on the sum of $300,000 divided by the average closing actual sales price for the Registrant’s Common Stock reported at the close of business during the ten business days preceding the end of the applicable year set forth below.
2.	For the year ended December 31, 2022, an amount equal to one half of the Performance Shares would be issued if BCSF together with its consolidated subsidiaries, if any has earned, on an accrual basis in accordance with GAAP, Net, Post-Tax Profits of not less than $1,000,000; and
3.	For the year ended December 31, 2023, an amount equal to one half of the Performance Shares if BCSF together with its consolidated subsidiaries, if any, has earned, on an accrual basis in accordance with GAAP, Net, Post-Tax Profits of not less than $2,000,000.
4.	In the event that the foregoing Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are not attained during the time periods set, then:

a.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are less than 33% of the required threshold during any subject 12 month period, the Performance Shares for such period would be forfeited;

b.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are between 33% and 80% of the required threshold during any subject 12 month period, the Performance Shares for such period and the required threshold would be carried over to the next year, increasing both the aggregate threshold and the aggregate shares attainable for such year; and

c.	If the Net, Post-Tax Profits (determined under the cash method of accounting in compliance with GAAP) are between 80% and 100% of the required threshold during the subject 12 month period, the Performance Shares for such period would be prorated.

Puget Technologies, Inc., current report on Commission Form 8-K, Page 3 (excluding exhibits)

As indicated in the Registrant’s current report filed with the Commission on March 9, 2021, BCSF currently operates a multi-location clinic employing or independently contracting with 119 individuals, including two psychiatrists, one licensed mental health counselor supervisor, one licensed clinical social worker supervisor and one licensed marriage and family therapy supervisor who supervise seventeen therapists in the mental health department; one board certified behavior analyst, one board certified assistant behavior analyst and two registered behavior technicians; and, five advanced registered nurse practitioners in the field of psychiatry. In the area of case management four licensed clinical social worker supervisors supervise forty-nine licensed clinical social workers. The clinic has provided services to approximately 2,150 patient/clients who remain in the system of which they have an active patient base of approximately 1,100 at any one time but anticipate material expansion after the proposed reorganization through the acquisition of compatible and complementary businesses, as well as by establishing additional clinics, initially in the State of Florida. Its total revenues for the calendar years ended December 31, 2018 (nine months), 2019 and 2020 increased from $959,871 to $3,237,687 and then to $5,540,711. Its activities are licensed by the State of Florida through the Agency for Health Care Administration and are subject to conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities. Its major areas of concentration involve group therapy, psycho-social rehabilitation and comprehensive behavioral assessment but BCSF is also highly involved in individual therapy, development of management skills, speech therapy, physical therapy, occupational therapy, targeted case management, mental health treatment plans and medication management.

The attributes of the Class B Convertible Preferred Stock to be used in conjunction with both the proposed acquisition and the Limited Offering are described in Article IV of the Registrant’s amended and restated articles of incorporation filed by the Registrant with the Department of State of the State of Nevada on or about December 9, 2021, a copy of which is filed as exhibit 3(i) to this current report. The closing on the Acquisition Agreement is based on the assumption that the Registrant will successfully close on the minimum offering of the proposed Limited Offering, currently expected to occur prior to September 30, 2021. However, that involves a forward looking projection and thus, no assurances can be provided that the events will unfold as anticipated by the Parties.

Section 8 - Other Events

Item 8.01      Other Events.

A.         Letter of Intent to Acquire D & D Rehab Center, Inc.

On August 5, 2021, the Registrant entered into a letter of intent to acquire D & D Rehab Center, Inc., a Florida corporation organized on February 5, 2010 (“D & D”). A copy of such letter of intent is filed herewith as exhibit 99.01.

D & D is a health care provider which trains or retrains individuals disabled by disease or injury to help them attain their maximum functional capacity. It is registered in Centers for Medicare & Medicaid Services (CMS), National Plan and Provider Enumeration System (NPPES). Its NPI number is 1952748709, assigned on June 2013. Its primary taxonomy code is 225400000X. It currently uses 92 persons to provide services to its client/patients, six of whom are administrative employees and 86 are independent contractors comprised of the following:

●	Twenty-five persons implement various therapeutic modalities to children and adults at D & D’s clinic in Hialeah, nine of whom are occupational therapists, seven are physical therapists and nine are speech therapists.

●	An additional sixty-one people provide applied behavioral analysis therapy for children with autism spectrum and other issues that impede their proper quotidian function at their homes, the latter being comprised of 45 registered behavioral technicians supervised by eleven board certified behavioral analysts (each with at least a master’s degree) assisted by five board certified assistant behavioral analysts.

D & D’s total revenues for the calendar years ended December 31, 2019 and 2020 were $3,595,291 and $3,635,240, respectively, with profits of $221,252 and $252,242 and D & D anticipates income of approximately $5,000,000 for calendar 2021 with anticipated profits of $1,000,000. Such numbers are currently unaudited but D & D acknowledged that its financial statements must be audited in accordance with requirements of Commission Regulation S-X and filed with the Commission no longer than 74 days after closing (see SEC Adopts New Financial Statement Disclosure Requirements For Acquisitions And Dispositions).

Puget Technologies, Inc., current report on Commission Form 8-K, Page 4 (excluding exhibits)

D & D’s activities are licensed by the State of Florida through the Agency for Health Care Administration and are also subject to contractual conditions imposed by major insurance carriers as well as government insurance programs such as Medicaid with which it coordinates its activities. While its client/patient base is currently centered on the Hispanic market in Dade County, it plans to incrementally increase its area of service throughout the State of Florida, as permitted by its current license, and to all demographic groups.

The proposed transaction has been structured in a manner similar to that reflected in the BCSF Acquisition Agreement. The D & D parties have tentatively agreed, subject to conducting required due diligence and confirmations, that the Registrant will acquire D & D in two stages, first, a 50% interest in exchange for $1,500,000 in cash equivalents and $1,500,000 in unregistered shares of the Registrant’s Class B Convertible Preferred Stock, with an option to acquire the balance of D & D’s securities at the same price and comparable terms within one year after the initial closing, although it is anticipated that the Registrant will exercise such option considerably sooner. The Class B Convertible Preferred Stock would be valued based on the most recent price therefore paid to the Registrant by investors or in conjunction with exercise of the Option for the BCSF acquisition unless a trading market has developed for shares of the Registrant’s Class B Convertible Preferred Stock (unlikely at that time), in which case the mean between the high offered and low bit price therefore on the fifth trading day prior to closing will be used as the valuation. In addition to the Registrant`s shares received by the former D & D equity holders, during the initial two years following the acquisition the D & D subsidiary would be entitled to receive up to an additional $100,000 in the Registrant Common Stock, $0.001 par value, based on attaining net pre-tax profit performance goals, currently envisioned to be $2,000,000 for the calendar year ended December 31, 2022 and $3,000,000 for the calendar year ended December 31, 2023.

The Registrant feels that the acquisition of D & D complements its proposed acquisition of BCSF generating significant synergy and savings and looks forward to the possibility of acquiring other healthcare related businesses in the near future. As in the case of BCSF, the foregoing constitute forward looking statements and the proposed transaction is reliant on successful completion of the proposed Limited Offering.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

3(i)	The Registrant’s Amended and Restated Articles of Incorporation
10.01	Acquisition & Option Agreement between the Registrant, Ms. Yipsi Martin and Behavioral Centers of South Florida LLC
99.01	Letter of Intent with D & D

Puget Technologies, Inc., current report on Commission Form 8-K, Page 5  (excluding exhibits)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET TECHNOLOGIES, INC.

Date: August 27, 2021
	By:	/s/Karen Lynn Fordham/s/
Karen Lynn Fordham, President and Chief Executive Officer

	By:	/s/Thomas Jaspers/s/
Thomas Jaspers, Vice President, Treasurer, Secretary and Chief
Financial Officer

Puget Technologies, Inc., current report on Commission Form 8-K, Page 6 (excluding exhibits)